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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 6, 2000 relating to the consolidated financial statements of DrugAbuse Sciences, Inc. and its subsidiary (companies in the development stage), which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


San Jose, CA
March 7, 2000